UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    June 2, 2011 (May 26, 2011)

International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

     804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408
(Address, Including Zip Code, of Principal Executive Offices)

               (336) 379-6220
(Registrant’s Telephone Number, Including Area Code)

              N/A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2011, International Textile Group, Inc. (the “Company”), the other borrowers and credit parties thereto, GE Capital, as agent and lender (“GE Capital”), and the other lenders thereto entered into Consent and Amendment No. 1 to that certain Amended and Restated Credit Agreement, dated as of March 30, 2011, by and among the Company, certain of its U.S. subsidiaries, GE Capital and certain other lenders signatory thereto (the “Credit Agreement Amendment”). Also on May 26, 2011, the Company entered into Amendment No. 6 to that certain note purchase agreement dated as of June 6, 2007 (the “Note Purchase Agreement Amendment”).

The Credit Agreement Amendment and the Note Purchase Agreement Amendment provided the Company the requisite consents necessary to enter into and perform its obligations under a Guaranty of Payment (the “Guaranty”), entered into by the Company on May 26, 2011, in favor of WLR Recovery Fund IV, L.P. (“Fund IV”).

Pursuant to the Guaranty, the Company agreed to guarantee the prompt payment, in full, of the reimbursement obligations of Fund IV under certain letter of credit agreements, up to a total amount of $15.5 million, to which Fund IV is a party (the “Letters of Credit”) and under which Fund IV has agreed to be responsible for certain obligations of ITG-Phong Phu Limited Company, a joint venture under the laws of Vietnam (“ITG-PP”).  The Company owns 60% of ITG-PP.

Also, pursuant to the Guaranty, the Company is required to pay Fund IV a per annum amount equal to 10% of the amount of the outstanding Letters of Credit.  The obligations of the Company are payable in cash or, if cash is not permitted to be paid pursuant to the terms and conditions of the Credit Agreement and related documentation, then such amounts are payable in additional senior subordinated notes due June 2015 pursuant to the Note Purchase Agreement.

The Guaranty will continue in force until the underlying obligations are satisfied or terminated.

Fund IV is an affiliate of Wilbur L. Ross, Jr., the chairman of the board of the Company.  Affiliates of Mr. Ross, Jr., including Fund IV (collectively, the “WLR Affiliates”), collectively owned approximately 92.0% of the Company’s total voting power on a fully diluted basis as of March 31, 2011.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in the first five paragraphs under Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

Date: June 2, 2011	By:	/s/Craig J. Hart
Craig J. Hart
Vice President and Treasurer